Exhibit 99.4

Expectation to List on New York Stock Exchange and Related Matters: Frequently Asked Questions (“FAQs”)

Monogram Residential Trust, Inc. (which is referred to herein as “we,” “us”, “our” or “Monogram”) disclosed in its third quarter report on Form 10-Q and in a current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 10, 2014 (1) its expectation that it will list its shares of common stock on the New York Stock Exchange (“NYSE”) on or about November 21, 2014, (2) that it intends to conduct a tender offer in connection with the listing, (3) that Monogram has modified its distribution policy and declared a distribution for the fourth quarter of 2014, (4) that it has redeemed all outstanding fractional shares of common stock and (5) that it has terminated its distribution reinvestment plan (“DRP”) and share redemption program (“SRP”).  Below are FAQs that address these recent actions taken by Monogram.

Listing

When does Monogram expect to list its shares of common stock on the NYSE?

We are currently preparing for a listing of Monogram’s shares of common stock on the NYSE on or about November 21, 2014. Although we are taking steps now to prepare for a listing within that expected timeframe, we can make no guarantees as to the actual timing of the listing or the listing itself. Market factors, which are inherently unpredictable, may impact Monogram’s decision to pursue a listing during the expected timeframe or at any other time and the completion of the listing remains subject to certain conditions.

Why are you planning on listing on the NYSE now?

Monogram’s board of directors (the “Board”)  and management believe that current market conditions are favorable for Monogram to list its shares of common stock on the NYSE.  We believe Monogram has a unique, high quality, diversified portfolio, comprised of Class A, highly amenitized, new multifamily communities located in coastal and major markets across the United States.  After the expected listing, Monogram will have the youngest portfolio by age, with an average age of 5 years, than any other listed apartment REIT. In addition, we believe Monogram’s development portfolio well positions the company for accretive growth over the long term as our development portfolio is completed, leased up and reaches stabilization. The expected listing should provide Monogram with access to additional capital, as well as providing liquidity to our current shareholders, should they desire it.

Who advised Monogram on the listing?

As part of the process, Monogram engaged Morgan Stanley & Co. LLC, as its investment bank and advisor in connection with the listing and tender offer, JP Morgan Securities LLC, as its capital markets advisor, Goodwin Procter LLP, as its legal counsel in connection with the listing and tender offer, DLA Piper US LLP as its corporate and securities legal counsel, and Silver Portal Capital, LLC, as a financial advisor.

What will the share price be if there is a listing of Monogram’s shares?

At this time, we can make no inferences as to what value the market may assign to Monogram’s shares of common stock upon the company’s listing of its shares of common stock on the NYSE. Changes in real estate conditions and the capital markets, among other factors, will impact the share price at the time of a potential listing and at any time in the future. Monogram’s shareholders should not assume that the shares of common stock will trade at or above the most recent estimated value per share of $10.41 (based on the most recent estimated valuation per share as more fully described in Monogram’s Form 10-Q filed with the SEC on August 14, 2014) either at listing or at any time in the future.

Will shareholders have the ability to sell their shares of common stock other than on the open market after the expected listing?

In anticipation of the listing, Monogram has terminated its SRP. Once listed, stockholders may sell shares on the NYSE and federal securities laws generally will not permit us to conduct our SRP.  However, concurrently with the expected NYSE listing on or about November 21, 2014, Monogram expects to commence a modified “Dutch Auction” tender offer (subject to all appropriate filings with the SEC) to purchase approximately $100 million in value of its shares of common stock.  In a modified “Dutch Auction” tender offer, the purchase price is the lowest price per share within a range that the company sets, at which shares are tendered that will enable the company to purchase the maximum number of shares with the maximum dollar amount available in the tender offer.  The Board has not yet determined the price range of the expected tender offer.  Monogram expects to allow shareholders to tender all or a portion of their shares, but if the tender offer is oversubscribed, shares will be accepted on a prorated basis. Monogram anticipates funding the expected tender offer and all related fees and expenses with available cash and/or borrowings available under its existing credit facility.  Tender offer documents with information about this expected tender offer, including the price range and detailed instructions on how to tender shares, will be published and mailed to all shareholders of record when the tender offer commences. Shareholders will have at least 20 business days from the commencement of the tender offer to decide whether or not to tender their shares.

As with any newly listed company, Monogram is likely to experience volatility in its share price in the days and weeks immediately following the expected listing because it may take some time for an efficient market to develop for our shares of common stock as institutional investors begin to evaluate Monogram as an investment opportunity.  Monogram is contemplating the expected tender offer in order to, among other reasons, provide shareholders an alternative to selling their shares on the open market, with a goal of mitigating some of this anticipated volatility.

If Monogram lists its shares on the NYSE, how will shareholders be able to sell their shares on the exchange?

Following the expected listing, shares of Monogram will be eligible to be moved electronically into the brokerage account of your choosing via the Depository Trust & Clearing Corporation (“DTCC”), which will enable the shares to be traded on the NYSE.

Since each brokerage firm may employ its own rules and regulations for moving shares via DTCC and/or executing a purchase or sale of shares, we encourage shareholders to speak with their financial representative or a brokerage firm to confirm the requirements and timeline for both moving and trading shares. Please note that shares cannot be sold directly on the NYSE through our transfer agent, DST Systems.

Will shareholders be required to move their shares from DST Systems into a brokerage account?

No. Shares of common stock of Monogram may remain with our transfer agent, DST Systems, at the shareholder’s discretion, even following the expected listing.

While shareholders who elect to keep their shares in an account at the transfer agent will not be able to sell their shares directly through DST Systems, shareholders of record will retain the same rights currently held by shareholders, including the right to receive authorized distributions, and vote in any special or annual proxies in accordance with our charter and bylaws.

What options will be available to shareholders who currently have a custodian listed on their account?

Shareholders who have their shares in an account with a custodian may either:

•                  Retain their account at their current custodian.  Most custodians will allow publicly traded shares to be bought or sold through an account with them. Shareholders should contact their custodian to learn what requirements will apply if they wish to buy or sell shares. Generally, shareholders who have their Monogram shares in an account with a custodian will primarily receive a notice that their shares have been moved to a brokerage account at the custodian.  However, some shareholders that have a custodial account may instead receive a Direct Registration Transaction Advise (“DRTA”) statement and cover letter, and if so, they are encouraged to contact their financial representative or custodian to discuss their options.  The DRTA statement is a summary of account holdings at the time of the listing and is typically used to move shares into a brokerage account.

•                  Transfer their shares in-kind to another custodian.  Shareholders should contact the current and successor (new) custodians, as applicable, to learn specific paperwork requirements for transfer-in-kind requests and what requirements will apply if they wish to buy or sell shares.

What options will be available to shareholders who do not have a custodian listed on their account?

Shareholders without a custodian may either:

•                  Continue to hold their shares with our transfer agent, DST Systems. There is no requirement for shareholders to move their shares. However, shareholders will not be able to buy or sell shares on the NYSE through their account with DST Systems.

•                  Move their shares to a brokerage account with the firm of their choosing via the Direct Registration System (“DRS”). Shareholders who do not have a custodian listed on their account will receive a DRTA statement and cover letter. The DRTA statement is a summary of account holdings at the time of the listing and is typically used to move shares into a brokerage account.  If shareholders wish to buy or sell Monogram shares on the NYSE, they must set up a brokerage account. Please note that most brokerage firms require completed transfer paperwork, as well as a copy of the shareholder’s DRTA in order to move shares via a DRS transfer. We encourage shareholders to contact their financial representative or brokerage firm to confirm what specific requirements apply.

If Monogram lists its shares on the NYSE, will shareholders be able to purchase additional Monogram shares?

As with other publicly traded securities, purchases of additional Monogram shares may be made through a brokerage account. Following the expected listing, if a shareholder does not have a brokerage account, he/she will be required to establish one in order to purchase additional shares. At this time, Monogram does not intend to offer a direct share purchase plan and the DRP has been terminated.

Why is Monogram terminating the SRP and DRP at this time?

The Board deemed it appropriate to terminate the SRP and DRP in connection with its decision to move forward with a listing of Monogram’s shares of common stock on the NYSE.  Once listed on the NYSE,

Monogram’s shareholders will have the ability to buy and sell shares on the NYSE and the federal securities laws generally will not permit us to conduct our SRP.  After Monogram is listed, the Board and management will evaluate whether to make a new DRP available to shareholders in the future.

Modifying Monogram’s Distribution Policy

What is the fourth quarter distribution for shareholders?

Starting with the fourth quarter of 2014, in anticipation of a listing of Monogram’s shares of common stock on the NYSE, the Board will now authorize distributions on a quarterly basis with single record dates, rather than the prior method of authorizing daily distributions with daily record dates throughout a quarter.  For the fourth quarter of 2014, the Board has authorized a distribution in the amount of $0.075 per share on all outstanding shares of common stock held of record at the close of business on December 29, 2014. The distribution is payable on January 5, 2015.  That compares to a previous quarterly distribution of $0.0875 per share.

Why did the Board choose to lower the distribution level?

As Monogram prepares to list its shares on the NYSE, the Board believes it is important to set distributions at a level that balances our shareholders’ desire for income with our ability to most efficiently fund Monogram’s future growth.

Therefore, the Board has elected to reduce the quarterly distribution rate in order to support our objectives of providing greater total return potential for shareholders over the long term.

We believe this will help to ensure that we:

•                  Provide an annualized yield competitive with that of comparable publicly traded apartment REITs.

•                  Are better positioned to meet our goal of covering distributions with operating cash flow.

•                  Retain sufficient capital to maintain our existing portfolio and pursue new investment opportunities.

Although our Board will seek stability with the distribution rate, we can make no assurances regarding distributions in the future.

How does the fourth quarter distribution rate compare to the previous quarterly distribution rate on an annualized yield basis?

Annualized yield is a financial ratio calculated by dividing the annual distribution paid per share by price per share. Because this distribution rate change will not take effect until after Monogram’s expected listing on the NYSE in November, we cannot provide an annualized distribution yield at this time, as our share price at that time will be determined by market factors.

However, if we were to calculate the yield using Monogram’s most recent estimated value per share, this distribution rate would provide an annualized yield as follows:

Monogram’s most recent estimated value per share: $10.41* = Annualized yield of 2.9%

*Monogram shareholders should not assume that they will be able to obtain Monogram’s most recent estimated value per share of $10.41 per share, either currently or at any time in the future. We cannot predict what value the market will assign to Monogram’s stock at the time of its expected listing or at the record date for the fourth quarter distribution.

As a point of comparison, based on publicly available information, the average dividend yield for representative publicly traded apartment REITs as of November 7, 2014, was 3.4%, with a low of 2.6% and a high of 4.6%. (Source: Company Reports, Bloomberg, SNL Financial).

Fractional Shares

Why did we redeem fractional shares?

Monogram redeemed outstanding fractional shares because the NYSE does not permit the listing of fractional shares.  Prior to November 5, 2014, many shareholders owned fractional shares of Monogram’s common stock.  Thus, in order to list its shares on the NYSE, Monogram reduced all accounts to whole share values.  Monogram paid shareholders in cash for the redemption of any such fractional share.

These cash payments were calculated using Monogram’s estimated per share valuation of $10.41 per share effective as of August 12, 2014 (as more fully described in Monogram’s Form 10-Q filed with the SEC on August 14, 2014) and paid on or about November 6, 2014 to holders of any and all outstanding fractional shares of Monogram’s common stock as of the close of business on November 5, 2014.  For example, if you owned 1,000.5 shares at the close of business on November 5, 2014, you would receive a cash payment of $5.21 and have 1,000 whole shares remaining in your account.

How did shareholders that had fractional shares receive any payment owed to them for the redemption of fractional shares?

If a fractional share payment was owed to you, it was paid as follows:

•                  For shareholders with accounts held by a custodian, checks were sent to their custodian of record.

•                  For all other account types, a check was sent to the shareholder’s address of record.

Important Information

These FAQs are for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Monogram. Any tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that Monogram intends to distribute to its shareholders and file with the Securities and Exchange Commission (the “SEC”). The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which Monogram will distribute to shareholders and file with the SEC upon commencement of the tender offer. Shareholders are urged to read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that Monogram files with the SEC at the SEC’s website at www.sec.gov or by calling the information agent for the contemplated tender offer, who will be identified in the materials filed with the SEC at the commencement of the tender offer. In addition, shareholders may obtain free copies of Monogram’s filings with the SEC from its website at www.monogramres.com.

Forward Looking Statements

These FAQs contain forward-looking statements relating to the business and financial outlook of Monogram Residential Trust, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; our ability to make future distributions and our expected objectives with regard to our distribution policy; our understanding of our competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, including our ability to complete the listing of our common shares on the NYSE in a timely manner or at all; our ability to complete the tender offer in a timely manner or at all; the price at which shares of our common stock may trade on the NYSE, which may be higher or lower than the purchase price in the tender offer; and other factors described in the Risk Factors section of Monogram Residential Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.